UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 29, 2017

HOOKER FURNITURE CORPORATION
 (Exact name of registrant as specified in its charter)
Virginia	000-25349	54-0251350
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

440 East Commonwealth Boulevard, Martinsville, Virginia	24112	(276) 632-2133
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 29, 2017, the Compensation Committee of the Board of Directors of Hooker Furniture Corporation (the “Company”) amended the annual cash incentives for Paul Toms, the Company’s Chairman and CEO, and George Revington, the Company’s COO, President and COO of Home Meridian, for the Company’s 2018 fiscal year, which ends January 28, 2018.  The 2018 fiscal year annual cash incentives were previously disclosed on the Company’s Current Report on Form 8-K filed on April 12, 2017 and remain the same of the Company’s other executive officers.  The only aspect being amended for the annual cash incentives for Messrs. Toms and Revington is that these amendments increase the percentages of calendar 2017 base salary that can be earned under the annual incentive program as follows:

	If the Company Attains:
	80% of Target Net Income	90% of Target Net Income	100% of Target Net Income	110% of Target Net Income	125% or More of Target Net Income
Paul B. Toms, Jr.	37.5%	67.5%	75.0%	93.8%	123.8%
George Revington	37.5%	67.5%	75.0%	93.8%	123.8%

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HOOKER FURNITURE CORPORATION

Date: July 3, 2017	By:	/s/ Paul A. Huckfeldt
Paul A. Huckfeldt
Senior Vice President - Finance and Accounting Chief Financial Officer